Exhibit 99.2

JAY PHARMA, INC.

UNAUDITED CONDENSED FINANCIAL STATEMENTS FOR THE NINE

MONTHS ENDED SEPTEMBER 30, 2020 AND 2019

JAY PHARMA, INC.

CONDENSED BALANCE SHEETS

	September 30, 2020	December 31, 2019
	(unaudited)
Assets
Current assets:
Cash	$340,898	$43,714
Due from related party	67,085	-
Prepaid expenses and other current assets	64,182	65,075
Total current assets	472,165	108,789

Total assets	$472,165	$108,789

Liabilities and Shareholders’ Deficit

Liabilities
Current liabilities:
Accounts payable and accrued liabilities	$1,633,398	$1,157,645
Advance from related party	-	22,409
Notes payable	2,077,925	446,415
Convertible notes payable	350,000	293,921
Total liabilities	4,061,323	1,920,390

Commitments (Note 5)

Shareholders’ Deficit
Common stock, no par value, unlimited authorized shares,
26,887,649 and 25,195,681 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	-	-
Additional paid-in capital	3,829,609	3,094,902
Accumulated deficit	(7,377,068)	(4,894,881)
Accumulated other comprehensive loss	(41,699)	(11,622)
Total shareholders’ deficit	(3,589,158)	(1,811,601)
Total liabilities and shareholders’ deficit	$472,165	$108,789

1

JAY PHARMA, INC.

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited)

	For the Nine Months Ended September 30,
	2020	2019

Expenses
Operating expenses	$2,094,044	$1,895,355

Loss from operations	(2,094,044)	(1,895,355)

Other expense
Extinguishment of note payable	-	32,257
Interest expense	388,143	47,858
Total other expense	388,143	80,115

Net loss	(2,482,187)	(1,975,470)

Other comprehensive income
Foreign exchange (loss) gain	(30,077)	5,204

Comprehensive loss	$(2,512,264)	$(1,970,266)

Net loss per share - basic and diluted	$(0.10)	$(0.08)

Weighted average shares outstanding, basic and diluted	25,916,419	25,060,193

2

JAY PHARMA, INC.

CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

(unaudited)

	Common Stock		Addition paid-in	Accumulated	Accumulated Other Comprehensive
	Shares	Amount	capital	Deficit	Loss	Total

Balance as of January 1, 2019	24,972,504	$-	$2,423,709	$(2,484,208)	$(4,955)	$(65,454)

Common stock issued for services	172,297	-	88,465	-	-	88,465
Warrants issued in conjunction with issuance of notes payable	-	-	24,875	-	-	24,875
Stock based compensation - stock options	-	-	535,587	-	-	535,587
Foreign exchange loss	-	-	-	-	5,204	5,204
Net loss	-	-	-	(1,975,470)	-	(1,975,470)

Balance as of September 30, 2019	25,144,801	$-	$3,072,636	$(4,459,678)	$249	$(1,386,793)

Balance as of January 1, 2020	25,195,681	$-	$3,094,902	$(4,894,881)	$(11,622)	$(1,811,601)

September 2020 private placement	166,667	-	227,500	-	-	227,500
Conversion of related party advance and notes payable	1,081,818	-	238,000	-	-	238,000
Common stock issued for accounts payable	388,483	-	173,482	-	-	173,482
Common stock issued in conjunction with note payable modification	55,000	-	45,725	-	-	45,725
Warrants issued in conjunction with notes payable	-	-	32,149	-	-	32,149
Beneficial conversion feature issued with note payable	-	-	17,851	-	-	17,851
Foreign exchange loss	-	-	-	-	(30,077)	(30,077)
Net loss	-	-	-	(2,482,187)	-	(2,482,187)

Balance as of September 30, 2020	26,887,649	$-	$3,829,609	$(7,377,068)	$(41,699)	$(3,589,158)

3

JAY PHARMA, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(unaudited)

	For the Nine Months Ended September 30,
	2020	2019
Cash Flows From Operating Activities:
Net loss	$(2,482,187)	$(1,975,470)
Adjustments to reconcile net loss to cash used in operating activities:
Extinguishment of notes payable	-	32,257
Accrued interest	102,285	8,874
Amortization of debt discount	285,858	38,985
Stock-based compensation	-	624,052
Change in operating assets and liabilities:
Due from related party	(65,075)	-
Prepaid expenses and other current assets	(1,841)	67,591
Accounts payable and accrued liabilities	522,162	571,121
Net cash used in operating activities	(1,638,798)	(632,590)

Cash Flows From Financing Activities:
Proceeds from convertible notes payable	50,000	300,000
Proceeds from note payable	1,812,410	198,000
Advances from related party	-	22,000
Proceeds from sale of common stock, net of offering costs	227,500	-
Repayment of note payable	(157,714)	-
Net cash provided by financing activities	1,932,196	520,000

Effect of foreign exchange rate on cash	3,786	7,802

Net increase (decrease) in cash	297,184	(104,788)

Cash - beginning of period	43,714	113,671

Cash - end of period	$340,898	$8,883

Supplemental non-cash financing activities:

Beneficial conversion feature issued with note payable	$17,851	$-
Warrants issued in conjunction with notes payable	$32,149	$24,875
Common stock issued for accounts payable	$173,482	$-
Common stock issued in conjunction with note payable modification	$45,725	$-
Notes payable issued to consultant for prepaid services	$-	$150,000
Conversion of related party advances and notes payable into common stock	$238,000	$-

4

JAY PHARMA, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(unaudited)

NOTE 1 - Business

Nature of operations

Jay Pharma Inc. (“Jay Pharma” or the “Company”) was incorporated under the Business Corporations Act (Canada) on April 19, 2017 as Jay Resources Inc. The Company is a pharmaceutical company developing innovative, evidence-based cannabinoid medicines. The head office of the Company is located in Naples, Florida.

Note 2 – Liquidity and going concern

The Company has incurred continuing losses from its operations and as of September 30, 2020, the Company had an accumulated deficit of $7,377,068 and working capital deficiency of $3,589,158. The Company also has negative operating cash flow and no revenue, with an insufficient amount of cash to sustain opertaions.

Since inception, the Company has met its liquidity requirements principally through the issuance of notes payable and the sale of its shares of common stock.

The Company has no present revenue and the Company’s ability to continue its operations and to pay its obligations when they become due is contingent upon the Company obtaining additional financing. Management’s plans include seeking to procure additional funds through debt and equity financings and to continue to develop its technologies and products.

There are no assurances that the Company will be able to raise capital on terms acceptable to the Company or at all, or that cash flows generated from its operations will be sufficient to meet its current operating costs and required debt service. If the Company is unable to obtain sufficient amounts of additional capital, it may be required to reduce the scope of its planned product development, which could harm its financial condition and operating results, or it may not be able to continue to fund its ongoing operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern to sustain operations for at least one year from the issuance date of these condensed financial statements. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Note 3 – SUMMARY OF Significant Accounting Policies

Basis of Presentation

The accompanying condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and in accordance with the applicable rules and regulations of the United States Securities and Exchange Commission (the “SEC”) for interim financial statements. Accordingly, they do not include all of the information and notes required by U.S. GAAP. However, in the opinion of the management of the Company, all adjustments necessary for a fair presentation of the financial position and operating results have been included in these unaudited condensed financial statements. These unaudited condensed financial statements should be read in conjunction with the financial statements and notes thereto for the fiscal year ended December 31, 2019. Operating results for the nine months ended September 30, 2020 are not necessarily indicative of the results that may be expected for the year ending December 31, 2020.

Use of Estimates

The preparation of condensed financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and expenses during the periods reported. By their nature, these estimates are subject to measurement uncertainty and the effects on the financial statements of changes in such estimates in future periods could be significant. Significant areas requiring management’s estimates and assumptions include determining the fair value of transactions involving common stock and valuation of stock-based compensation. Actual results could differ from those estimates.

5

JAY PHARMA, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(unaudited)

Note 3 – SUMMARY OF Significant Accounting Policies, continued

Foreign Currency Translation

The reporting currency of the Company is the United States dollar. The financial statements of companies located outside of the U.S. are measured in their functional currency, which is the local currency. The functional currency of the Company is the Canadian dollar. Monetary assets and liabilities are translated using public exchange rates at the balance sheet date. Income and expense items are translated using average monthly exchange rates. Shareholders’ equity accounts and non-monetary assets are translated at their historical exchange rates. Translation adjustments are included in accumulated other comprehensive loss in the accompanying condensed balance sheets.

Cash and cash equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company did not have any cash equivalents as of September 30, 2020 and December 31, 2019.

Income Taxes

The Company utilizes an asset and liability approach for financial accounting and reporting for income taxes. The provision for income taxes is based upon income or loss after adjustment for those permanent items that are not considered in the determination of taxable income. Deferred income taxes represent the tax effects of differences between the financial reporting and tax basis of the Company’s assets and liabilities at the enacted tax rates in effect for the years in which the differences are expected to reverse.

The Company evaluates the recoverability of deferred tax assets and establishes a valuation allowance when it is more likely than not that some portion or all the deferred tax assets will not be realized. Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liabilities. In management’s opinion, adequate provisions for income taxes have been made. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Tax benefits are recognized only for tax positions that are more likely than not to be sustained upon examination by tax authorities. The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely to be realized upon settlement. A liability for “unrecognized tax benefits” is recorded for any tax benefits claimed in the Company’s tax returns that do not meet these recognition and measurement standards. As of September 30, 2020 and December 31, 2019, no liability for unrecognized tax benefits was required to be recorded.

The Company’s policy for recording interest and penalties associated with tax audits is to record such items as a component of operating expenses. There were no amounts accrued for penalties and interest for the nine months ended September 30, 2020 and 2019. The Company does not expect its uncertain tax positions to change during the next twelve months. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

The Company has identified its Canadian federal tax return and its provincial tax returns in Ontario as its “major” tax jurisdictions. The

Company is in the process of filing its corporate tax returns for the years ended December 31, 2019 and December 31, 2018. Net operating losses for these periods will not be available to reduce future taxable income until the returns are filed.

Stock-Based Compensation

The Company follows Accounting Standards Codification (“ASC”) 718, Compensation - Stock Compensation, which addresses the accounting for stock-based payment transactions, requiring such transactions to be accounted for using the fair value method. Awards of shares for property or services are recorded at the more readily measurable of the fair value of the stock and the fair value of the service. The Company uses the Black-Scholes option-pricing model to determine the grant date fair value of stock-based awards under ASC 718. The fair value is charged to earnings depending on the terms and conditions of the award, and the nature of the relationship of the recipient of the award to the Company. The Company records the grant date fair value in line with the period over which it was earned. For employees and consultants, this is typically considered to be the vesting period of the award. The Company estimates the expected forfeitures and updates the valuation accordingly.

6

JAY PHARMA, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(unaudited)

Note 3 – SUMMARY OF Significant Accounting Policies, continued

Net Loss per Share

Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed using the weighted average number of common shares and, if dilutive, potential common shares outstanding during the period. Potential common shares consist of the incremental common shares issuable upon the exercise of stock options and warrants (using the treasury stock method) and convertible notes. The computation of basic net loss per share for the nine months ended September 30, 2020 and 2019 excludes potentially dilutive securities. The computations of net loss per share for each period presented is the same for both basic and fully diluted.

Potentially dilutive securities outlined in the table below have been excluded from the computation of diluted net loss per share because the effect of their inclusion would have been anti-dilutive.

	For the nine months ended September 30, 2020	For the nine months ended September 30, 2019
Warrants to purchase shares of common stock	1,504,593	1,373,673
Convertible notes	631,579	500,000
Options to purchase shares of common stock	3,604,348	3,102,362
Total potentially dilutive securities	5,740,520	4,976,035

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair Value

The carrying value of the Company’s financial instruments, including cash and accounts payable, approximate fair value because of the short-term nature of such financial instruments.

Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the condensed financial statements were issued. Other than as described in these condensed financial statements, the Company did not identify any subsequent events that would have required adjustment or disclosure in the condensed financial statements.

7

JAY PHARMA, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(unaudited)

NOTE 4 – NOTES PAYABLE AND CONVERTIBLE NOTES PAYABLE

As of September 30, 2020, the Company’s notes payable and convertible notes payable consisted of the following:

	Gross	Discount	Net
April 2019 Convertible Notes	$300,000	$-	$300,000
July 2019 Note	33,925	-	33,925
December 2019 Note	44,000	-	44,000
February 2020 Note	50,000	-	50,000
Alpha Note	2,000,000	-	2,000,000
Total	$2,427,926	-	$2,427,925

Notes payable	$2,077,926	$-	$2,077,925

Convertible notes payable	$350,000	$-	$350,000

As of December 31, 2019, the Company’s notes payable and convertible notes payable consisted of the following:

	Gross	Discount	Net
February 2019 Note	$66,000	$-	$66,000
March 2019 Note	150,000	-	150,000
April 2019 Convertible Notes	300,000	(6,079)	293,921
July 2019 Note	191,640	(2,700)	188,940
December 2019 Note	44,000	(2,525)	41,475
Total	$751,640	(11,304)	$740,336

Notes payable	$451,640	$(5,225)	$446,415

Convertible notes payable	$300,000	$(6,079)	$293,921

8

JAY PHARMA, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(unaudited)

NOTE 4 – NOTES PAYABLE AND CONVERTIBLE NOTES PAYABLE, CONTINUED

For the nine months ended September 30, 2020 and 2019, the Company’s interest expense and amortization of debt discount consisted of the following:

	For the Nine Months Ended September 30,
	2020			2019
	Interest Expense	Amortization of Debt Discount	Total	Interest Expense	Amortization of Debt Discount	Total
February 2019 Note	$-	$3,803	$3,803	$-	$5,998	$5,998
April 2019 Convertible Notes	5,785	13,836	19,621	8,874	11,161	20,035
July 2019 Note	-	44,275	44,275	-	21,826	21,826
December 2019 Note	-	1,414	1,414	-	-	-
February 2020 Note	2,520	50,423	52,943
Alpha Note	93,980	172,107	266,087	-	-	-
Total	$102,285	$285,858	$388,143	$8,874	$38,985	$47,859

Notes Payable

On February 7, 2019, the Company received $60,000 in exchange for a promissory note with a director for $66,000, including an original issue discount of $6,000 (the “February 2019 Note”). The note had no stated interest rate and was due on May 8, 2019. The Company amortized the full $6,000 original issue discount in the statement of operations and comprehensive loss through December 31, 2019. On July 21, 2020, the Company converted the February 2019 Note into common stock, as further described in Note 6.

On February 1, 2019, the Company entered into a consulting agreement with its executive director. In connection with the consulting agreement, on March 5, 2019, the Company issued a note payable to its executive director for $150,000 (the “March 2019 Note”). The note had no interest and was due and payable on March 4, 2020. The consulting agreement expired on February 1, 2020. On July 21, 2020, the Company converted the March 2019 Note into common stock, as further described in Note 6.

On July 8, 2019, the Company entered into a note agreement (the “July 2019 Note”) with a limited liability company (the “Lender”). One of the principals of the Lender is the brother of a member of the Company’s Board of Directors. The Note’s face value was $157,714 and the original issue discount was $19,714 for total gross proceeds of $138,000, implying an interest rate of 12.5% per annum. The Company may, without premium or penalty, at any time and from time to time, prepay all or any portion of the Note. The maturity date of the Note was September 8, 2019. On September 20, 2019, the Company entered into an amendment to the July 2019 Note (the “Amendment”). The Amendment extends the maturity date for the Note until the earlier of (a) the completion of a bridge financing of greater than or equal to $1,500,000, or (b) November 7, 2019. On November 21, 2019, the Company entered into an amendment for the July 2019 Note that extends the maturity date for the Note until the earlier of (a) the completion of a bridge financing of greater than or equal to $1,500,000, or (b) December 9, 2019. In consideration for this amendment, the Company agreed to pay an aggregate extension fee of $33,926, which was added to the principal balance of the note. On December 9, 2019, the Company entered into an additional amendment for the July 2019 Note that extends the maturity date for the Note until the earlier of (a) the completion of a bridge financing of greater than or equal to $1,500,000, or (b) January 7, 2020. The Company also agreed to pay the previously outstanding extension fees of $33,926 on or before March 1, 2020.

9

JAY PHARMA, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(unaudited)

NOTE 4 – NOTES PAYABLE AND CONVERTIBLE NOTES PAYABLE, CONTINUED

Notes Payable, continued

On January 8, 2020 the Company entered into an amendment to the July 2019 Note (the “January 8 Amendment”). The January 8 Amendment extends the maturity date for the July 2019 Note until the (a) the completion of a bridge financing of greater than or equal to $1,500,000, or (b) April 1, 2020. In consideration for the January 8 Amendment, the Company granted 55,000 shares of the Company’s common stock. The Company accounted for this amendment as a modification, where the shares paid as a fee were valued at $45,725 and recorded as a discount against the note payable and amortization over the term. On May 6, 2020, the Company entered into an amendment (the “May 2020 Amendment”) whereby both parties agreed to extend the maturity date of the July 2019 Note to September 30, 2020. The Company accounted for this amendment as a modification, as the present value of the future cash flows pre-modification and post-modification were not greater than or equal to 10%. On January 12, 2020, the Company repaid $157,714 of the July 2019 Note. The remaining balance of the July 2019 Note remains unpaid and is currently in default.

On December 12, 2019, the Company received $40,000 in exchange for a promissory note with a lender, including an original issue discount of $4,000 (“December 2019 Note”). The December 2019 Note bears interest at a rate of ten percent (10%) on its face value per annum. In the case of an event of default, the interest rate shall increase to 24% per year. The December 2019 Note matured on January 31, 2020. The Company is currently in default on the December 2019 Note and is in discussions with the lender on amending the terms of the December 2019 Note.

On February 24, 2020, the Company received $50,000 in exchange for a promissory note with a lender (the “February 2020 Note”). The February 2020 Note bears interest at a rate of ten percent (10%) on its face value per annum. In the case of an event of default, the interest rate shall increase to 24% per year. The note matured on July 31, 2020, and the Company is currently in discussions with the lender on amending the terms of the February 2020 Note. The February 2020 Note is convertible into the Company’s common stock at any time at a conversion price of $0.38 per share. The Company also issued the holder of the February 2020 Note warrants to purchase 130,920 shares, as further described in Note 6. The Company recorded a beneficial conversion feature of $17,851 and valued the warrants issued (using relative fair value) at $32,149. The Company recorded the total value as a note discount and is amortizing the discount over the term of the February 2020 Note using the effective interest method. The Company valued the beneficial conversion feature and warrants using the following assumptions:

	Beneficial Conversion Feature	Warrants
Stock Price	CAD $ 1.10	CAD $ 1.10
Exercise Price	CAD $ 0.51	CAD $ 0.51
Dividend Yield	N/A	0.00%
Expected Volatility	N/A	96.0%
Weighted Average Risk-Free Interest Rate	N/A	2.31
Number of Shares	N/A	130,920
Value (USD)	$17,851	$32,149
Term (in years)	N/A	5.0

Jay Pharma entered into a Secured Promissory Note, dated January 10, 2020 (the “Note”), by and among Jay Pharma and certain lenders, pursuant to which, on January 10, 2020, Jay Pharma received aggregate gross proceeds of $1,500,000. Pursuant to the Note, the aggregate obligations of Jay Pharma under the Note are to automatically, immediately prior to the consummation of the Amalgamation, convert into shares of Jay Pharma common stock, subject to the terms and provisions of the Note. Pursuant to Note, upon conversion of the term loans made by the lenders subject to the terms of the Note, Jay Pharma is required to cause Ameri to issue each lender warrants to purchase Ameri Common Stock. Upon consummation of the Amalgamation, Jay Pharma has agreed to cause Ameri to register the resale of the warrant shares. The Note bears interest at 7% per annum and was due on March 31, 2020.

10

JAY PHARMA, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(unaudited)

NOTE 4 – NOTES PAYABLE AND CONVERTIBLE NOTES PAYABLE, CONTINUED

Notes Payable, continued

On May 6, 2020, the Company entered into an amendment to the Note (the “First Note Amendment”). Pursuant to the First Note Amendment, Alpha waived previous defaults on the Note, and extended the maturity date of the Note to June 30, 2020. In exchange for the First Note Amendment, the Company and Alpha agreed that (i) at the Effective Time, Ameri Holdings, Inc. shall issue to the holder of a certain note issued by Jay Pharma, series B warrants (the “Series B Warrants”) to acquire 8,100,000 shares of common stock of the company resulting from the amalgamation, and (ii) providing for certain registration rights, pursuant to a Registration Statement on Form S-4, of the Series B Warrants and the shares issuable upon exercise of the Series B Warrants. The Series B Warrants shall be exercisable for a period of five years commencing on the ninetieth (90th) day after the later of the last day of the Lock-up Period and leak-out Period (accelerated or otherwise) set forth in the Lock-up agreement to be executed by the holders of Jay Pharma securities in connection with the Amalgamation, at a price of $0.01 per share, and shall also be exercisable on a cashless basis.

On June 23, 2020, the Company and Alpha entered into a second amendment to the Note (the “Second Note Amendment”). The Second Note Amendment revised the principal amount of the Note from $1,500,000 to $2,000,000, which was advanced as of the date of the Second Note Amendment. The rights and securities granted to Alpha under the terms of the Note were extended to the additional $500,000 advance contemplated by the Second Note Amendment pursuant to the terms of the Second Note Amendment.

On August 12, 2020, the Company and Alpha entered into the Third Note Amendment. The Third Note Amendment extended the maturity date to be the earlier of (a) January 1, 2021 and (b) an event of default that accelerates the maturity of the Note. The Third Note Amendment also revised the Note to account for the change in structure from an amalgamation to a stock-for-stock exchange offer. As a result, references to the Original Amalgamation Agreement and the amalgamation were revised to be references to the Tender Agreement and the Offer. The Third Note Amendment also revised the event of default regarding a failure of the amalgamation to be consummated by March 31, 2020 to be an event of default if the Offer was not consummated by January 1, 2021.

NOTE 5 – COMMITMENTS

On January 5, 2019, the Company entered into a business advisor services agreement. Pursuant to the terms of the agreement, the consultant will provide business advisory, marketing, and investor relations services in exchange for $15,000 per month, of which $7,500 is payable in cash and $7,500 is payable in the Company’s common shares. On January 6, 2020, the Company terminated its business advisory services agreement and agreed to settle the amounts due under the agreement by (a) paying $12,500 in cash upon the completion of a bridge financing; and (b) issuing 127,856 shares of the Company’s common stock, as described in Note 6.

On January 1, 2020, the Company entered into an agreement with Mr. David Stefansky to serve as President and Secretary of the Company to serve until the closing Amalgamation Agreement. The Company agreed to pay Mr. Stefansky $15,000 per month and future issuance of options to purchase 650,000 shares of common stock subject to the approval of the Board of Directors. On May 1, 2020, this agreement was terminated (see Note 8).

On January 8, 2020, the Company’s Interim Chief Financial Officer resigned, and the Company amended its consulting and advisory agreement to reflect that resignation. The agreement, as amended, remains in effect and may be terminated with 60 days’ notice. The consulting and advisory firm will continue to provide accounting and consulting services through 2020.

On May 1, 2020, the Company and Mr. David Stefansky terminated Mr. Stefansky’s agreement to serve as President and Secretary of the Company. Mr. Stefansky will continue to serve as an advisor to the Company until the consummation of the Amalgamation at a rate of $5,000 per month.

On May 1, 2020, the Company entered into an agreement with Mr. Henoch Cohn to serve as the Company’s President and Secretary until the consummation of the Amalgamation Agreement. The Company will pay Mr. Cohn $10,000 per month.

11

JAY PHARMA, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(unaudited)

NOTE 6 - SHARE CAPITAL AND OTHER EQUITY INSTRUMENTS

Authorized Capital

The holders of the Company’s common stock are entitled to one vote per share. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds. Upon the liquidation, dissolution, or winding up of the Company, holders of common stock are entitled to share rateably in all assets of the Company that are legally available for distribution. As of September 30, 2020, an unlimited number of common shares were authorized for issuance.

Issuance of Common Stock for Accounts Payable

During the nine months ended September 30, 2020, the Company issued 388,483 shares to various vendors in connection with the payment of accounts payable of $173,482. The shares were valued at the book value of the accounts payable, as that value was more readily determinable.

Shares Issued in Exchange for Services

During the nine months ended September 30, 2019, the Company issued 172,297 shares to consultants in exchange for services. The Company valued these shares at $88,465.

September Private Placement

On September 25, 2020, the Company issued 166,667 shares of its common stock for gross proceeds of $250,000 ($1.50 per share) and net proceeds of $227,500.

Conversion of Related Party Advance

On July 21, 2020, the Company issued 1,081,818 shares of common stock in exchange for the February 2019 Note (face value of $66,000), the March 2019 Note (face value of $150,000) and related party advances in the amount of $22,000. Given that the holder of these notes and advances is a related party, this was treated as a capital transaction and no gain or loss was recognized.

12

JAY PHARMA, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(unaudited)

NOTE 6 - SHARE CAPITAL AND OTHER EQUITY INSTRUMENTS, CONTINUED

Stock Options

	Number of Shares	Weighted Average Exercise Price (USD)	Weighted Average Grant Date Fair Value (USD)	Weighted Average Remaining Contractual Term (years)	Aggregate Intrinsic Value (USD)

Outstanding – January 1, 2020	3,604,348	$0.44	$0.16
Outstanding – September 30, 2020	3,604,348	$0.44	$0.16	7.5	$-

Exercisable at September 30, 2020	2,450,736	$0.44	$0.16	7.5	$-

The Company’s stock based compensation expense related to stock options for the nine months ended September 30, 2020 and 2019 was $0 and $538,598, respectively. As of September 30, 2020, the Company had $166,734 in unamortized stock option expense. All unamortized stock option expense is related to performance obligations which have not yet been achieved.

Warrants

On February 24, 2020, the Company issued warrants to purchase 130,920 shares of common stock to the lender of the February 2020 Note. The warrants are exercisable at $0.38 USD ($0.50 CAD) per share, are fully vested at the date of issuance, and expire on February 24, 2025. The warrants were accounted for as a component of equity, as the instrument contains no features which would preclude such classification. As discussed in Note 4, the warrants were recorded as a discount on the note payable in the amount of $50,000 and amortized over the term of the note.

The following table summarizes information about shares issuable under warrants outstanding at September 30, 2020:

	Warrant shares outstanding	Weighted average exercise price (USD)	Weighted average remaining life	Intrinsic value
Outstanding at January 1, 2020	1,373,673	$0.68
Issued	130,920	$0.38
Outstanding at September 30, 2020	1,504,593	$0.64	1.35	$-

Exercisable at September 30, 2020	1,504,593	$0.64	1.35	$-

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JAY PHARMA, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(unaudited)

NOTE 7 – AMALGAMATION AGREEMENT

On January 10, 2020, the Company entered into an amalgamation agreement (the “Amalgamation Agreement”) with Jay Pharma Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of AmeriHoldings, Inc. (“Ameri”), and Jay Pharma Exchange Co, Inc. (“ExchangeCo”), a wholly owned subsidiary of Ameri. The Amalgamation Agreement provides that the Company will merge into Merger Sub and be amalgamated and operate as one company. The shareholders of the Company will own approximately 84% of the post-closing company’s issued and outstanding shares of common stock.

The Amalgamation Agreement will automatically be terminated if the amalgamation is not completed within 180 days.

Simultaneously with the execution of the Amalgamation Agreement, Jay Pharma entered into a Secured Promissory Note, dated January 10, 2020 (the “Note”), by and among Jay Pharma and certain lenders, pursuant to which, on January 10, 2020, Jay Pharma received aggregate gross proceeds of $1,500,000. Pursuant to the Note, the aggregate obligations of Jay Pharma under the Note are to automatically, immediately prior to the consummation of the Amalgamation, convert into shares of Jay Pharma common stock, subject to the terms and provisions of the Note. Pursuant to Note, upon conversion of the term loans made by the lenders subject to the terms of the Note, Jay Pharma is required to cause Ameri to issue each lender warrants to purchase Ameri Common Stock. Upon consummation of the Amalgamation, Jay Pharma has agreed to cause Ameri to register the resale of the warrant shares. The Note bears interest at 7% per annum and was due on March 31, 2020.

Prior to the execution and delivery of the Amalgamation Agreement, certain investors have entered into agreements with Jay Pharma pursuant to which such investors have agreed, subject to the terms and conditions of such agreements, to purchase, immediately prior to the consummation of the Amalgamation, shares of Jay Pharma’s common stock (or common stock equivalents) and warrants to purchase Jay Pharma’s common stock for an aggregate purchase price of $3.5 million. The consummation of the transactions contemplated by such agreements is conditioned upon the satisfaction or waiver of the conditions set forth in the Amalgamation Agreement. After consummation of the Amalgamation, Jay Pharma has agreed to cause Ameri to register the resale of the Ameri Common Stock issued and issuable pursuant to the warrants issued to the investors in the Jay Pre-Closing Financing.

Contemporaneously with the Amalgamation Agreement, the Company entered into sublicense agreements with Tikkun Pharma, Inc. (“Tikkun Pharma”). The sublicense agreements with Tikkun Pharma allows the Company to utilize (a) Tikkun Pharma’s sublicense with TOP for certain autoimmune applications, and (b) acquire and use Tikkun Pharma’s internally developing intellectual property, branding, and formulations in regards to Skincare.

In connection with the transaction with Tikkun Pharma, the Company advanced Tikkun Pharma $46,797 in order for them to pay for certain legal costs for the transaction. The advance will be repaid upon consummation of the transaction. This advance is included in Related Party Receivable on the Company’s unaudited condensed balance sheet.

On April 20, 2020, the Company received a notice from the lenders of the Note, stating that the Company was in default for not closing the amalgamation with Ameri by March 31, 2020, and that the entire Note was due in full. On May 6 and May 26, 2020, the Company and Alpha amended the Note and the Amalgamation Agreement, as described in below.

On May 6, 2020, the Company entered into an Amalgamation Amendment Agreement (the “Amendment”) to amend the Amalgamation Agreement described in Note 8. Pursuant to the Amendment, the parties agreed that (i) at the Effective Time, Ameri Holdings, Inc. shall issue to the holder of a certain note issued by Jay Pharma, series B warrants (the “Series B Warrants”) to acquire 8,100,000 shares of common stock of the company resulting from the amalgamation, and (ii) providing for certain registration rights, pursuant to a Registration Statement on Form S-4, of the Series B Warrants and the shares issuable upon exercise of the Series B Warrants. The Series B Warrants shall be exercisable for a period of five years commencing on the ninetieth (90th) day after the later of the last day of the Lock-up Period and leak-out Period (accelerated or otherwise) set forth in the Lock-up agreement to be executed by the holders of Jay Pharma securities in connection with the Amalgamation, at a price of $0.01 per share, and shall also be exercisable on a cashless basis.

On May 26, 2020, the Company entered into the second amendment to the Amalgamation Agreement (the “Second Amendment”) to amend the Amalgamation Agreement described in Note 7. The purpose of this amendment was to clarify that the Series B Warrants were to acquire 8,100,000 shares of common stock Jay Pharma (to be approximately 3,675,035 shares of common stock of the company resulting from the Amalgamation), as well as to clarify the exchange ratio already agreed upon.

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JAY PHARMA, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(unaudited)

NOTE 7 – AMALGAMATION AGREEMENT, CONTINUED

On June 23, 2020, the Company and Alpha entered into a second amendment to the Alpha Note (the “Second Note Amendment”). The Second Note Amendment revised the principal amount of the Alpha Note from $1,500,000 to $2,000,000, which was advanced as of the date of the Second Note Amendment. The rights and securities granted to Alpha under the terms of the Alpha Note were extended to the additional $500,000 advance contemplated by the Second Note Amendment pursuant to the terms of the Second Note Amendment.

On August 12, 2020, Ameri, Jay Pharma, and certain other signatories thereto entered into a tender agreement (as may be amended from time to time, the “Tender Agreement”), which provides that, among other things, Jay Pharma will become a wholly-owned subsidiary of Ameri, on the terms and conditions set forth in the Tender Agreement. The Tender Agreement terminates and replaces in its entirety the original Amalgamation Agreement, dated as of January 10, 2020, previously entered into by and among the parties thereto, as described further in Note 7. If the Offer is completed, upon consummation, (i) holders of outstanding common shares of Jay Pharma other than Alpha will be entitled to receive the number of shares of Resulting Issuer common stock issuable in accordance with the Exchange Ratio, and (ii) Alpha will be entitled to receive shares of Series B Preferred Stock, which are convertible into shares of Resulting Issuer common stock subject to a 9.99% beneficial ownership blocker, pursuant to the Alpha Exchange Agreement. Each outstanding Jay Pharma option, whether vested or unvested, and warrant that has not previously been exercised will exchanged for Resulting Issuer stock options and Resulting Issuer warrants, in each case convertible into the number of shares of Resulting Issuer common stock equal to the Exchange Ratio. Each outstanding Jay Pharma option, whether vested or unvested, and warrant that has not previously been exercised will be exchanged for Resulting Issuer stock options and Resulting Issuer warrants, in each case, convertible into the number of shares of Resulting Issuer common stock equal to the Exchange Ratio.

NOTE 8 - SUBSEQUENT EVENTS

Private placement

On December 8, 2020, the Company completed a private placement whereby Alpha invested $300,000 in exchange for 1,000,000 shares of Jay Pharma common stock and 500,000 warrants to purchase Jay Pharma common stock at a price of $0.30.

Closing of Tender Agreement

On December 30, 2020, pursuant to the previously announced Tender Agreement, by and among Enveric Biosciences, Inc., a Delaware corporation (“Enveric”) previously known as Ameri, Jay Pharma, and certain other signatories thereto, the Company completed the Offer to purchase all of the outstanding common shares of Jay Pharma for the number of shares of common stock of Enveric, par value $0.01 per share (the “Common Stock”) or Series B convertible preferred stock of the Company, par value $0.01 per share (the “Series B Preferred Stock”), as applicable, equal to the exchange ratio of 0.8849, and Jay Pharma became a wholly-owned subsidiary of Enveric, on the terms and conditions set forth in the Tender Agreement. The Tender Agreement terminated and replaced in its entirety the Original Amalgamation Agreement. In connection with the Offer, Enveric changed its name from AMERI Holdings, Inc. to Enveric Biosciences, Inc.

Prior to the completion of the Offer, on December 30, 2020, pursuant to the previously announced Share Purchase Agreement dated January 10, 2020 (the “Ameri Share Purchase Agreement”) by and between Ameri and Ameri100 Inc. (“Private Ameri”), Ameri contributed, transferred and conveyed to Private Ameri all of the issued and outstanding equity interests of the existing subsidiaries of Ameri, constituting the entire business and operations of Ameri and its subsidiaries, and Private Ameri assumed the liabilities of such subsidiaries, and all of the issued and outstanding shares of Series A preferred stock of Ameri were redeemed for an equal number of shares of Series A preferred stock of Private Ameri (collectively, the “Spin-Off”).

Immediately following the completion of the Offer, on December 30, 2020, a 1-for-4 reverse stock split of Enveric’s issued and outstanding shares of Common Stock became effective (the “Reverse Stock Split”).

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